Exhibit 10.1






                       STOCK AND ASSET PURCHASE AGREEMENT


                                     AMONG

                               KOALA CORPORATION

                                      AND

                               THE SHAREHOLDERS OF

                              SCS INTERACTIVE, INC.

                                       AND

                                   RICK BRIGGS


                                  March 1, 2000

                       STOCK AND ASSET PURCHASE AGREEMENT

         Agreement entered into on March 1, 2000 by and among Koala Corporation, a Colorado corporation (the "Buyer"), and Rick Briggs as trustee of the Rick Briggs 1998 Trust under Declaration of Trust dated July 23, 1998, Fred Frantz, Richard Chaix, Richard Schuder, Diane Schuder, Shelly Katz, Tom Mallonee, Louis Camarata, Maureen Lochtefeld, Mark Weston, Denise Weston, Brendan Cuddihee, Mark Aragona, Scott Campbell, Carin Brown and Lynda Reynolds (collectively, the "Target Shareholders") and Rick Briggs (together with the Target Shareholders, the "Sellers"). The Buyer and the Sellers are referred to collectively herein as the "Parties."

                                    RECITALS
                                    --------

         The Target Shareholders in the aggregate own all of the outstanding capital stock of SCS Interactive, Inc., an Oregon corporation (the "Target").

         Rick Briggs owns certain of the intellectual property used by the Target.

         Buyer will purchase from the Target Shareholders, and the Target Shareholders will sell to the Buyer, all of the outstanding capital stock of the Target and Buyer will purchase from Rick Briggs, and Rick Briggs will sell to Buyer or Target, the Briggs IP, (as defined below) in return for cash and the Buyer Shares.

                                    AGREEMENT
                                    ---------

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                                    ARTICLE I

                                  DEFINITIONS.
                                  ------------

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Briggs IP" means the Intellectual Property listed on Section 4.12(c) of the Disclosure Schedule.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer Shares" has the meaning set forth in Section 2.2(c) below.

         "Closing" has the meaning set forth in Section 2.3 below.

         "Closing Date" has the meaning set forth in Section 2.3 below.

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         "Code" means the Internal Revenue Code of 1986, as amended.

         "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B.

         "Confidential   Information"  means  any  information   concerning  the
businesses and affairs of the Target that is not already generally available to the public.

         "Controlled Group" has the meaning set forth in Code Section 1563.

         "Deferred Intercompany Transaction" has the meaning set forth in Treasury Regulation Section 1.1502-13.

         "Disclosure Schedule" has the meaning set forth in Section 4 below.

         "EBITDA" means net income of the Target before interest, taxes, depreciation, and amortization of acquisition intangibles determined on the basis of GAAP by Buyer's independent certified public accountants in a manner that is materially consistent with the preparation of the Financial Statements (including, without limitation, an allocation for overhead that does not materially exceed the Target's historical levels as a percentage of sales). No deduction shall be taken for payments for or in payments to Buyer's independent certified public accountants or legal expenses made after the Closing between Target, Buyer or their affiliates.

         "Employee Benefit Plan" means any employee benefit plan (within the meaning of Section (3) of ERISA, written or oral, severance pay plan or agreement, employer relations policy (or practice, agreement or arrangement), agreements with respect to leased or temporary employees, vacation plan or arrangements, sick pay plan, stock purchase plan, stock option plan, fringe benefit plan, incentive plan, bonus plan, cafeteria or flexible spending account plan, and any deferred compensation agreement (or plan, program, or arrangement) covering any present or former employee of the Target and which is, or at anytime, sponsored or maintained by (or to which contributions are, were, or at anytime were required to have been made by) the Target or any other organization which is a member of a Controlled Group of organizations) within the meaning of Code Section 414(b), (c), (m), or, (o), of which the Target is a member.

         "Employee  Pension  Benefit  Plan" has the  meaning  set forth in ERISA
Section 3(2).

         "Employee  Welfare  Benefit  Plan" has the  meaning  set forth in ERISA
Section 3(1).

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, lead paint, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means each entity which is treated as a single employer with Seller for purposes of Code Section 414.

         "Fiduciary" has the meaning set forth in ERISA Section 3(21).

         "Financial Statement" has the meaning set forth in Section 4.6 below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Indemnified Party" has the meaning set forth in Section 6.4 below.

         "Indemnifying Party" has the meaning set forth in Section 6.4 below.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements and modifications thereto, and all patents, patent applications, patent invention disclosures, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, extensions, and reexaminations and any pending or issued foreign patents, including those filed pursuant to the Patent Cooperation Treaty, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in Section
4.6 below.

         "Most Recent Fiscal Month End" has the meaning set forth in Section 4.6 below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 4.6 below.

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "Note Balances" means all outstanding amounts at the Closing Date (including, without limitation, principal, interest and late fees) due under the following: (a) promissory note dated August 22, 1996 to Western Bank (loan
9002); (b) promissory note dated November 10, 1998 to Washington Mutual Bank doing business as Western Bank (loan 9004); (c) promissory note dated May 7, 1999 to Washington Mutual Bank doing business as Western Bank (loan 0301); (d) promissory note dated January 12, 2000, to Washington Mutual Bank doing business as Western Bank (loan 9005).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "Purchase Price" has the meaning set forth in Section 2.2 below.

         "Reportable Event" has the meaning set forth in ERISA Section 4043.

         "Requisite Sellers" means Sellers holding a majority in interest of the Target Shares as set forth in Section 4.2 of the Disclosure Schedule.

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
         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Seller" has the meaning set forth in the preface above.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Target" has the meaning set forth in the preface above.

         "Target Share" means any share of the Common Stock, no par value per share, of the Target.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 6.4 below.

                                   ARTICLE II

                       Purchase and Sale of Target Shares
                       ----------------------------------

         Section 2.1. Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each of the Target Shareholders, and each of the Target Shareholders agrees to sell to the Buyer, all of his or its Target Shares and Buyer agrees to purchase from Rick Briggs, and Rick Briggs agrees to sell to the Buyer, the Briggs IP, all for the consideration specified below in this Section 2.

         Section 2.2. Purchase Price. The Buyer agrees to pay or cause to be paid to the Sellers at the Closing $25,292,000, subject to the adjustments below (the "Purchase Price"), by delivery of:


                  (a) Cash in the amount of (w) $19,234,000 less the sum of (x) the Note Balances, to be paid to the Sellers in the proportion set forth in Section 2.2 of the Disclosure Schedule and (y) the estimated Distribution Withholding Taxes (pursuant to Section 2.4) and (z) $800,000, which represents amounts to be paid at the direction of RECreation & Entertainment Consultants, Inc.;

                  (b) Subject to reduction pursuant to Section 6.6 hereof, $1,000,000 plus any interest at the rate of 5% per annum (the "Holdback") to be paid to the Sellers on March 1, 2002 as instructed by Sellers.

                  (c) Shares of Common Stock of Buyer (the "Koala Common Stock") to the Sellers (the "Buyer Shares") equal in number to $5,058,000 divided by the average daily closing sale price of Koala Common Stock on the Nasdaq National Market for the 30 trading days prior to the Closing Date to be issued to the Sellers in the proportion set forth in
         Section 2.2 of the Disclosure Schedule. The Buyer Shares shall be issued within 15 business days of the first anniversary of the Closing Date or with respect to Tom Mallonee, within 15 business days of the Closing Date. The Sellers agree that the Buyer Shares may not be sold, exchanged or otherwise transferred for two (2) years from the Closing Date and that the certificates representing such shares shall bear a legend to that effect; and

                  (d) Subject to Section 6.7, Buyer shall pay Sellers an additional amount based on EBITDA for the Target for the 12-month period ended September 30, 2001 ("2001 EBITDA"), the 12-month period ended September 30, 2000 ("2000 EBITDA") and for the 12-month period ended September 30, 1999 ("1999 EBITDA") as follows:

                       (i) On or before March 1, 2002, Buyer shall pay Sellers in the proportion set forth in Section 2.2 of the Disclosure Schedule an amount equal to the product of (x) 50% times (y) 2000 EBITDA minus the sum of (a) 1999 EBITDA plus (b) $500,000
                 (which  represents  management  bonuses paid in 1999);

                       (ii) On or before March 1, 2002, Buyer shall pay  Sellers
                  in the  proportion  set forth in  ection 2.2 of the Disclosure
                  Schedule an amount equal to the product of (x) 50% times (y) 2001 EBITDA minus 2000 EBITDA.

         Section 2.3. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Faegre & Benson LLP, 370 17th Street, Denver, Colorado 80202, commencing at 1:00 p.m. local time on March 1, 2000.

         Section 2.4.  Deliveries at the Closing. At the Closing


                  (a)  the Sellers will deliver to the Buyer:

                            (i) a certificate from each Seller stating (a) the representations and warranties set forth in Section 3.1 and
                  Section 4 are true and correct in all material respects at and as of the Closing Date, (b) the Sellers have performed and complied with all of their covenants hereunder in all material respects through the Closing, and (c) the Target has procured all of the third party consents necessary to consummate the transaction contemplated hereby;

                            (ii)  stock  certificates  representing  all  of the
                  Target  Shares,   endorsed  in  blank  or  accompanied by duly
                  executed assignment documents;

                            (iii) an  opinion  of  counsel in form and substance
                  as set forth in Exhibit A attached hereto, addressed to the Buyer, and dated as of the Closing Date;

                            (iv) the resignations, effective as of the Closing, of each director and officer of the Target other than those whom the Buyer shall have specified prior to the Closing;

                            (v)   an   executed   assignment   and   assumption
                  agreement among Target, PowerPlay Development, LLC and Six Flags, Inc., in form and substance acceptable to Buyer;

                            (vi) evidence that all liens on Target's assets have been released;

                            (vii) evidence  that all stock  options and warrants
                  issued by Target have been cancelled or exercised and that the plan has been terminated;

                            (viii)an executed termination  agreement relating to
                  the shareholders agreement among the Target Shareholders and the Target; and

                            (ix) a patent assignment effective to convey the Briggs IP to the Buyer, executed by Rick Briggs or other appropriate person, in form and substance attached hereto as Exhibit C.

                  (b)      The Buyer will deliver to the Sellers:

                            (i) a certificate from the Buyer stating (a) the representations and warranties set forth in Section 3.2 are true and correct in all material respects at and as of the Closing Date, and (b) the Buyer has performed and complied with all of its covenants hereunder in all material respects through the Closing;

                            (ii) the consideration specified in Section 2.2 above (other than Sections 2.2(b), 2.2(d) and 2.2(e));
                  provided,  however,  that  Buyer  shall   deliver  the   stock
                  certificates   representing    the  Buyer  Shares   within  15
                  business days the first anniversary of the Closing; and

                            (iii) an opinion of counsel in form and substance as
                  set forth in Exhibit B attached hereto, addressed to the Sellers, and dated as of the Closing Date.

         Section 2.5. Further Assistance. Each Seller shall, at any time and from time to time after the Closing Date, upon the request of Buyer do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for the better assigning, transferring, granting, conveying, assuring and confirming to the Buyer or to its successors and assigns, the Target Stock and the Briggs IP.

                                   ARTICLE III

            Representations and Warranties Concerning the Transaction
            ---------------------------------------------------------

         Section 3.1. Representations and Warranties of the Sellers. Each of the Sellers represents and warrants to the Buyer that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement.

                  (a) Organization of Certain Sellers. If the Seller is at trust, the Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation.

                  (b) Authorization of Transaction. The Seller has full power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or, if the Seller is a corporation, any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he or it is bound or to which any of his or its assets is subject.

                  (d) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                  (e) Investment. The Seller (A) understands that the Buyer Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Buyer Shares solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor who has, either alone or with his purchaser representative, such knowledge and experience in business and financial matters that he is capable of evaluating the merits and risks of the Buyer Shares and the transactions contemplated by this Agreement, (D) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Shares, and (E) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Shares.

                  (f) Target Shares. The Seller holds of record and owns beneficially the number of Target Shares set forth next to his or its name in Section 4.2 of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target.

         Section 3.2. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this
Section 3.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.2), except as set forth in Annex II attached hereto.

                  (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which he or it is bound or to which any of his or its assets is subject.

                  (d) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

                  (e) Investment. The Buyer is not acquiring the Target Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                                   ARTICLE IV

              Representations and Warranties Concerning the Target.
              -----------------------------------------------------

         The Sellers represent and warrant to the Buyer that the statements contained in this Article IV are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule delivered by the Sellers to the Buyer on the date hereof and initialed by the Buyer and at least one of the Sellers on behalf of all of the Sellers (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception and describes the relevant facts. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article IV, provided, however, that exceptions set forth in the Disclosure Schedule will be sufficient for purposes of setting forth an exception to any other subsections of Article IV, provided that sufficient detail is provided in the exception to make its application to the other sections reasonably clear.

         Section 4.1. Organization, Qualification, and Corporate Power. The Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Target has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it.
Section 4.1 of the Disclosure Schedule lists the directors and officers of the Target. The Sellers have delivered to the Buyer correct and complete copies of the charter and bylaws of the Target (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Target are correct and complete. The Target is not in default under or in violation of any provision of its charter or bylaws. The Target has no Subsidiaries.

         Section 4.2. Capitalization. The entire authorized capital stock of the Target consists of 6,000,000 Target Shares, of which 4,691,916 Target Shares are issued and outstanding. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, f ully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Target.

         Section 4.3. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target is subject or any provision of the charter or bylaws of the Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) and which would cause material adverse effect on Target. The Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         Section 4.4. Brokers' Fees. The Target has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         Section 4.5. Title to Assets. The Target has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

         Section 4.6. Financial Statements. Attached hereto as Exhibit B are the following financial statements (collectively the "Financial Statements"):
(i) balance sheets and statements of income as of and for the fiscal years ended September 30, 1997 (unaudited) and September 30, 1998 (unaudited, other than audited balance sheets), and balance sheets and statements of income, changes in shareholders' equity and cash flow as of and for the fiscal year ended September 30, 1999 (audited) (the "Most Recent Fiscal Year End") for the Target; and (ii) unaudited balance sheets and statements of income, (the "Most Recent Financial Statements") as of and for the four months ended January 31, 2000 (the "Most Recent Fiscal Month End") for the Target. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Target as of such dates and the results of operations of the Target for such periods, are correct and complete, and are consistent with the books and records of the Target (which books and records are correct and complete).

         Section 4.7. Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or to the Sellers' Knowledge, future prospects of the Target. Without limiting the generality of the foregoing, since that date:

                  (a) the Target has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, othe than for a fair consideration in the Ordinary Course of Business;

                  (b) the Target has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

                  (c) to the Seller's Knowledge, no party (including the Target) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $2,500 to which the Target is a party or by which it is bound;

                  (d) the Target has not imposed or granted any Security Interest upon any of its assets, tangible or intangible;

                  (e) the Target has not made any capital expenditure (or series of related capital expenditures) either involving more than $2,500 or outside the Ordinary Course of Business;

                  (f) the Target has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $2,500 or outside the Ordinary Course of Business;

                  (g) the Target has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $2,500 singly or in the aggregate;

                  (h) the Target has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (i) the Target has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $2,500 or outside the Ordinary Course of Business;

                  (j) other than as set forth in Section 4.12(c) of the Disclosure Schedule, the Target has not granted any license or sublicense of any rights under or with respect to any Intellectual Property, other than in the ordinary course of business in a commercial sales transaction;

                  (k) there   has  been  no  change  made  or  authorized in the
         charter or bylaws of the Target;

                  (l) the Target has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (m) the Target has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (n) the Target has not experienced any material (either individually or in the aggregate) damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (o) the Target has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (p) the Target has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (q) the Target has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (r) the Target has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (s) the Target has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (t) the Target has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (u) there has not been any other material adverse occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Target; and

                  (v)  the Target has not committed to any of the foregoing.

         Section 4.8. Undisclosed Liabilities. To the Knowledge of any of the Sellers, the Target does not have any material (either individually or in the aggregate) Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         Section 4.9. Legal Compliance. The Target and its respective predecessors and Affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) except where failure to comply would not have a material adverse effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

         Section 4.10. Tax Matters.


                  (a) The Target has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Target (whether or not shown on any Tax Return) have been paid. The Target currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Target does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Target that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) The Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (c) No Seller or director or officer (or employee responsible for Tax matters) of the Target expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Target either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers and the directors and officers of the Target has Knowledge based upon personal contact with any agent of such authority. Section 4.10 of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Target for taxable periods ended on or after December 31, 1994, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Target since December 31, 1994.

                  (d) The Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) The Target has not filed a consent under Code Section 341(f) concerning collapsible corporations. The Target has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Target has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Target has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Target is not a party to any Tax allocation or sharing agreement. The Target
         (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Target) and (B) has no Liability for the Taxes of any Person (other than the Target) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (f) Section 4.10 of the Disclosure Schedule sets forth the following information with respect to the Target as of the most recent practicable date: (A) the basis of the Target in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Target; and (C) the amount of any deferred gain or loss allocable to the Target arising out of any Deferred Intercompany Transaction.

                  (g) The unpaid Taxes of the Target (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income)set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and
         (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past c ustom and practice of the Target in filing its Tax Returns.

         Section 4.11. Real Property. The Target owns no real property.


         Section 4.12. Intellectual Property.

                  (a) The Target owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property identified in Section 4.12(c) of the Disclosure Schedule. To the Knowledge of the Sellers, such Intellectual Property along with the other Intellectual Property owned or controlled by Target constitutes all of the Intellectual Property necessary for the operation of the businesses of the Target as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Target as of October 1, 1999, will be owned or available for use by the Target on identical terms and conditions immediately subsequent to the Closing hereunder. The Target has taken all reasonably necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (b)  To  the  Knowledge   of  Sellers,   the  Target  has  not
         interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers and the directors and officers of the Target has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Target must license or refrain from using any Intellectual Property rights of any third party). Except as set forth in Section 4.12(b) of the Disclosure Schedule, to the Knowledge of any of the Sellers and the directors and officers of the Target, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Target.

                  (c)  Section  4.12(c) of the  Disclosure  Schedule  separately identifies each pending patent or registration that has been issued, assigned or licensed to the Target with respect to any of its Intellectual Property, identifies each pending patent application or application for registration that the Target has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission that the Target has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to the Buyer correct and complete copies of all such patents, copyrights, trademarks and service marks, applications, licenses, agreements, and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4.12(c) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Target in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4.12(c) of the Disclosure Schedule:

                           (i) the Target or Rick Briggs, as applicable, possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction, other than the licenses set forth in Section 4.12(c) of the Disclosure Schedule;

                           (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (iii) no   action,   suit,   proceeding,   hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers and any of the directors or officers of the Target, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item;

                           (iv) other than in the ordinary course of business in a commercial sales transaction, neither the Target nor Rick Briggs have ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item; and

                           (v) neither the Target nor Rick Briggs are aware of any prior art references that would invalidate one or more of the patents set forth in Section 4.12(c) of the Disclosure Schedule.

                  (d) Section 4.12(d) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Target uses pursuant to license, sublicense, agreement, or permission (excluding the Briggs IP). The Sellers have delivered to the Buyer correct and complete copies of or schedules identifying all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4.12(d) of the Disclosure Schedule:

                           (i) to the Knowledge of any of the Sellers, the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           (ii) to the Knowledge of any of the Sellers, the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

                           (iii) to  the  Knowledge  of any of the  Sellers,  no
                  party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (iv) to the Knowledge of any of the Sellers, no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                           (v)   with    respect   to   each   sublicense,   the
                  representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

                           (vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (vii) no   action,    suit,    proceeding,   hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers and any of the directors or officers of the Target, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           (viii)Target  has  not  granted  any  sublicense  or
                  similar  right  with  respect  to  the  license,   sublicense,
                  agreement, or permission.

                  (e) To the Knowledge of any of the Sellers or the directors or officers of the Target, the Target will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual

         Property   rights  of  third  parties  as a  result  of  the  continued
         operation of its businesses as presently conducted and as presently proposed to be conducted.

                  (f) Buyer hereby acknowledges that Target does not own or have the right to use the Intellectual Property specifically set forth in Disclosure Schedule 4.12(f) (the "Non-Assigned IP"), including any reissues, renewals, extensions, divisions and continuations thereof and all registrations thereof in any country which may be granted thereon and reissues, renewals and extensions thereof; together with the right to file such applications and the right to claim priority from prior applications under the laws of the United States or other countries under the International Agreement for the Protection of Industrial Property, or any other international agreement, or the domestic laws of the country in which any such application is filed, as may be applicable. Notwithstanding the foregoing, Seller hereby covenants and agrees that it will never assert any of the Non-Assigned IP against Buyer or any company or other entity controlled or principally operated by Buyer for or on account of any products or activities of Target that were in existence or were practiced by Target as of October 1, 1999, including any variations in the structure, layout and theming thereof that do not substantially alter the fundamental character and nature of the product or activity. Buyer hereby covenants and agrees that it will never assert any of the Briggs IP set forth in Disclosure Schedule 4.12(c) against Seller or any company or other entity controlled or principally operated by Seller for or on accoun of any products or activities that were not in existence or practiced by Target as of October 1, 199 and that are substantially and fundamentally different in character and nature from the products or activities in existence or practiced by Target as of October 1, 1999.

         Section 4.13. Tangible Assets. Except as disclosed in Section 4.13 of the Disclosure Schedule to the Knowledge of any of the Sellers, the Target owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. Each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

         Section 4.14. Inventory. The inventory of the Target consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target.

         Section 4.15. Contracts. Section 4.15 of the Disclosure Schedule lists the following contracts and other agreements to which the Target is a party:

                  (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

                  (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Target, or involve consideration in excess of $10,000;

                  (c) any agreement concerning a partnership or joint venture;

                  (d) any agreement (or group of related agreements) under which the Target has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000 or under which it has imposed a Security Interest on any of its ssets, tangible or intangible;

                  (e) any agreement concerning confidentiality of any third-party proprietary information (excluding any third-party supplies agreements, consulting agreements, employee agreements and the like executed in the ordinary course of business) or noncompetition;

                  (f) any agreement with any of the Sellers and their Affiliates (other than the Target);

                  (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, or employees;

                  (h)      any collective bargaining agreement;

                  (i) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $10,000 or providing severance benefits;

                  (j) any agreement under which the Target has advanced or loaned any amount to any of its directors, officers, or employees outside the Ordinary Course of Business;

                  (k) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target; or

                  (l) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

                  The Sellers have delivered to the Buyer a correct and complete copy of each written agreement listed in Section 4.15 of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4.15 of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) to the Knowledge of Sellers, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to the Knowledge of Sellers, no party has repudiated any provision of the agreement.

         Section 4.16. Notes and Accounts Receivable. All notes and accounts receivable of the Target are reflected properly on its books and records, are valid receivables to the Knowledge of Sellers subject to no setoffs or counterclaims, are, to the Knowledge of Sellers, current and collectible, and will be collected in accordance with its terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target.

         Section 4.17. Powers of Attorney. Except for limited powers of attorney that have been granted to counsel to facilitate representation before the Patent and Trademark Office and the Internal Revenue Service and which are listed on Section 4.17 of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Target.

         Section 4.18. Insurance. Section 4.18 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Target has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 10 years:

                  (a)      the name, address, and telephone number of the agent;

                  (b) the name of the insurer, the name of the policyholder and the name of each covered insured;

                  (c)      the policy number and the period of coverage;

                  (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

                  With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Target nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Target has been covered during the past 10 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4.18 of the Disclosure Schedule describes any self-insurance arrangements affecting the Target.

         Section 4.19. Litigation. Section 4.19 of the Disclosure Schedule sets forth each instance in which the Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Sellers, the directors or officers of the Target, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4.19 of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Target. None of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of the Target has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Target.

         Section 4.20. Product Warranty. Each product manufactured, sold, leased, or delivered by the Target has been in conformity with all applicable contractual commitments and all express and implied warranties, and to the Knowledge of Sellers, the Target has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target. No product manufactured, sold, leased, or delivered by the Target is subject to any guaranty, warranty, or other indemnity materially different from the applicable standard terms and conditions of sale or lease.
Section 4.20 of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for of the Target (containing applicable guaranty, warranty, and indemnity provisions).

         Section 4.21. Product Liability. The Target has no any Liability (and to the Knowledge of any of the Sellers there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Target, which Liability is not covered by insurance (subject to any applicable deductible).

         Section 4.22. Employees. To the Knowledge of any of the Sellers and the directors and officers of the Target, no executive, key employee, or group of employees has any plans to terminate employment with the Target. The Target is not a party to or bound by any collective bargaining agreement, nor has the Target experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Target has not committed any unfair labor practice. None of the Sellers, the directors or officers of the Target has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Target.

         Section 4.23.     Employee Benefits.

                  (a) Section 4.23 of the Disclosure Schedule lists each Employee Benefit Plan that the Target maintains or to which the Target contributes or has any obligation to contribute.

                           (i) Each such Employee Benefit Plan (and each related
                  trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                           (ii) All required reports and descriptions (including
                  Form 5500 Annual Reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (iii) All   contributions   (including  all  employer
                  contributions and employee salary reduction contributions) that are due have been paid to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Target. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

                           (iv)  Each  Employee Benefit Plan that is an Employee

                  Pension Benefit Plan meets the requirements of a "qualified plan" within the meaning of Code Sections 401(a) and all other applicable provisions of the Code governing Employee
                  Pension Benefit Plans both in form and operation for all plan years beginning with the date of establishment of such Employee Pension Benefit Plan through the Closing Date. None of the Sellers have Knowledge of any facts or circumstances that would result in any form or operational error under such Employee Pension Benefit Plan. All Employee Pension Benefit Plans have been amended for all law changes required through the close of the plan year(s) beginning in 2000 or will be so amended prior to the Closing Date.

                           (v)   The  market value of  assets  under  each  such
                  Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                           (vi) The Sellers have delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (b) With respect to each Employee Benefit Plan that the Target and any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                           (i) No such Employee Benefit Plan that is an Employee Pension Benefit Plan (other than any Multiemployer
                  Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of any of the Sellers, the directors or officers of the Target, threatened.

                         (ii) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Sellers, the directors or officers of the Target, threatened. None of the Sellers and the directors and officers of the Target has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.


                           (iii) The  Target has not  incurred,  and none of the
                  Sellers nor any of the directors and officers of the Target has any reason to expect that the Target will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA Section 4201) or under the Code with respect to any such Employee Benefit Plan that is an Employee Pension Benefit Plan.

                  (c) The Target, and the other members of the Controlled Group that includes the Target do not contribute to, never have contributed to, have never been required to contribute to any Multiemployer Plan and have no Liability (including withdrawal liability as defined in ERISA Section 4201) under any Multiemployer Plan.

                  (d) The Target does not maintain, never has maintained, does not contribute, has never contributed, and has never been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

                  (e) Each and every Employee Benefit Plan that is a cafeteria plan or flexible spending account omplies, and in each and every case has complied, with the applicable requirements of Code
         Section 125 and all other applicable federal, state o local laws or ordinances.

                  (f) Each and every Employee Benefit Plan that is a dependent care assistance program complies, and in each and every case has complied, with the applicable requirements of Code Section 129 and all other applicable federal, state or local laws and ordinances.

                  (g) No event has occurred and no conditions exist that would subject the Target or any member of its Controlled Group to any tax penalty under Code Sections 511, 4971, 4972, 4976, 4977, 4978,
         4979, 979A, or 5000, or to a fine under ERISA Section 502(c).

                                            (i)   Neither  the  Target  nor  any
                           member of its Controlled Group is subject to any legal, contractual, equitable or other obligation to
                           (1) establish as of any date any employee benefit plan of any nature, including, without limitation, any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, nonqualified deferred compensation or executive compensation plan, policy or practice, or (2) continue any employee benefit plans of any nature, including, without limitation, any Employee Benefit Plan or any other pension, profit sharing, welfare or post-retirement welfare plan, or any stock option, stock or cash award, nonqualified deferred compensation or executive compensation plan, policy or practice (or to continue their participation in any such benefit plan, policy or practice) on or after the Closing Date.

                                            (ii)  The Target and each  member of
                           its Controlled Group may, in any manner, subject to the limitations imposed by applicable law, and without the consent of any employee, beneficiary or other person, prospectively terminate, modify or amend any such Employee Benefit Plan or any other plan, program or practice (or its participation in such Employee Benefit Pan or any other plan, program or practice) effective as of any date on or after the Closing Date.

                                            (iii)  No     representation    or
                           communications (directly or indirectly, orally, in writing or otherwise) with respect to participation, eligibility for benefits, vesting, benefit accrual coverage or other material terms of any Employee Benefit Plan have been made prior to the Closing to any employee, beneficiary or other person other than those which are in accordance with the terms and provisions of each such Employee Benefit Plan as in effect immediately prior to the Closing.

         Section 4.24.     Guaranties.   The   Target  is  not  a  guarantor  or
otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

         Section 4.25.     Environmental, Health, and Safety Matters.
                           -----------------------------------------

                  (a) The Target and its respective predecessors and Affiliates have complied and are in compliance with all Environmental, Health, and Safety Requirements.

                  (b) Without limiting the generality of the foregoing, the Target and its respective Affiliates have obtained and complied with, and are in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on the attached "Environmental and Safety Permits Schedule."

                  (c) Neither the Target nor its respective predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements. No enforcement action has been or will be taken based on items noted during the inspection described in the Compliance Action Form from the Oregon Department of Environmental Quality dated March 31, 1997.

                  (d) Except as set forth in Section 4.25(d) of the Disclosure Schedule, none of the following exists at any property or facility owned or operated by the Target: (1) underground storage tanks,
        (2) asbestos-containing material in any form or condition, (3)materials or equipment containing polychlorinated biphenyls, (4) landfills, surface impoundments, or disposal areas, or (5) lead paint.

                  (e) Neither the Target nor its respective predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

                  (f) Neither this Agreement nor the consummation of the transactions that are the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

                  (g) Neither the Target nor any of its respective predecessors or Affiliates has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

                  (h) No facts, events or conditions relating to the past or present facilities, properties or operations of the Target or any of its respective predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any liabilities relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

         Section 4.26. Certain Business Relationships with the Target. Except as set forth in Section 4.26 of the Disclosure Schedule, none of the Sellers and their Affiliates has been involved in any business arrangement or relationship with the Target within the past 12 months, and none of the Sellers and their Affiliates owns any asset, tangible or intangible, which is used in the business of the Target.

         Section 4.27 Geauga Lake Project. The completion of the project (the "Geauga Lake Project") contemplated by the letter of intent between Target and Six Flags Inc., dated November 1, 1999, is proceeding without any material delays or cost overruns. The Geauga Lake Project has been assigned to PowerPlay Development LLC. To the Knowledge of any of the Sellers, the Target's portion of the Geauga Lake Project will be completed without an adverse effect on the business or financial condition of Target.

         Section 4.28 Disclosure. The representations and warranties contained in this Section 4 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 4 not misleading.

                                    ARTICLE V

                            Post-Closing Covenants.
                            -----------------------

         The Parties agree as follows with respect to the period following the Closing.

         Section 5.1. General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Target.

         Section 5.2. Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Target, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Section 8 below).

         Section 5.3. Transition. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Target from maintaining the same business relationships with the Target after the Closing as it maintained with the Target prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the businesses of the Target to the Buyer from and after the Closing.

         Section 5.4. Confidentiality. Each of the Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this
Section 5.4. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his or its best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         Section 5.5. Covenant Not to Compete. For a period of (a) five years with respect to Rick Briggs, and Fred Frantz (b) three years with respect to Mark Weston and Denise Weston, and (c) two years with respect to the other Sellers, each from and after the Closing Date, none of the such Sellers will engage directly or indirectly (including, without limitation, by becoming a partner, consultant, coventurer, or otherwise, including employment) in the indoor and outdoor modular play equipment, children's activity tables, children's convenience safety and hygiene products, foam activity products, interactive water play and ball play products and water fountain products industries in any geographic area in which the Target conducts that business as of the Closing Date; provided, however, that no owner of less than 1% of the outstanding stock of any publicly-traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. Each Seller will also refrain from actually performing or directly managing or supervising such activities with its principal, agent, employee, consultant, contractor or coventurer, or from starting his or her own business that would compete with Target. Sellers recognize and acknowledge that (a) the covenant not to compete is being made in connection with the sale of the business of Target, (b) such Seller has become familiar with the confidential trade secrets of Target, including those relating to the Target's customers and suppliers, and the design of attractions for use in the indoor and outdoor modular play equipment, children's activity tables, children's convenience safety and hygiene products, foam activity products, interactive water play and ball play products and water fountain products industries, (c) such Seller could cause grave harm to Target and Koala if Seller worked for a competitor of Target. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5.5 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         Section 5.6. Buyer Shares. Each Buyer Share will be imprinted with a legend substantially in the following form:

         This security has not been registered under the Securities Act of 1933, as amended. The transfer of this security is subject to certain restrictions set forth in the Stock and Asset Purchase Agreement, dated March 1, 2000. The issuer of this security will furnish a copy of these provisions to the holder hereof without charge upon written request. The shares represented by this security may only be sold on a public market through a broker-dealer approved in writing by Koala Corporation.

         Each holder desiring to transfer a Buyer Share first must furnish the Buyer with a written opinion reasonably satisfactory to the Buyer in form and substance from counsel reasonably satisfactory to the Buyer by reason of experience to the effect that the holder may transfer the Buyer Share as desired without registration under the Securities Act. In addition, no Seller shall sell any Buyer Shares on the Nasdaq National Market (or any other stock market on which the Koala Common Stock shall trade) except through a broker-dealer approved in writing by Buyer.

         Section 5.7. Financial Statements. Sellers shall cause, at their expense, audited financial statements for the fiscal year ended September 30, 1998 to be prepared as soon as practicable, but in no case later than 60 days after the Closing, in accordance with GAAP, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, and the rules and regulations thereunder.

                                   ARTICLE VI

                    Remedies for Breaches of This Agreement.
                    ----------------------------------------

         Section 6.1.      Survival of Representations and Warranties.

         All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) for a period of two years from the Closing Date.

         Section 6.2.      Indemnification Provisions for Benefit of the Buyer.

                  (a) In the event any of the Sellers  breaches (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of his or its representations, warranties, and covenants contained herein (other than the covenants in Section 2.1 above and the representations and warranties in Section 3.1 above), and, if there is an applicable survival period pursuant to Section 6.1 above, provided that the Buyer makes a written claim for indemnification against any of the Sellers pursuant to Section 8.8 below within such survival period, then each of the Sellers agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (b) In the event any of the Sellers breaches (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of his or its covenants in Section 2.1 above or any of his or its representations and warranties in Section 3.1 above, and, if there is an applicable survival period pursuant to
         Section 6.1 above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to Section 8.8 below within such survival period, then each of the Sellers agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (c) Each of the Sellers agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Target (x) for any Taxes of the Target with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Section 7.3) to the portion of such period beginning before and ending on the Closing Date), to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Most Recent Balance Sheet (rather than in any notes thereto), as such reserve is adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target in filing its Tax Returns, and (y) for the unpaid Taxes of any Person (other than the Target) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (d) Each of the Sellers agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, or relating to conditions on any property owned or leased by Target that existed at or prior to Closing and that resulted or may result in Liability to Buyer resulting from, arising out of, or relating to Environmental, Health and Safety Requirements, regardless of whether such conditions were created or contributed to by the Target or Sellers.

         Section 6.3. Indemnification Provisions for Benefit of the Sellers. In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 6.1 above, provided that any of the Sellers makes a written claim for indemnification against the Buyer pursuant to Section
8.8 below within such survival period, then the Buyer agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

         Section 6.4. Matters Involving Third Parties.

                  (a) If  any  third   party   shall   notify  any  Party  (the
         "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 6, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of the Indemnifying Party's choice satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 6.4(b) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (d) In the event any of the conditions in Section 6.4(b) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 6.

         Section 6.5. Determination of Adverse Consequences. The Parties shall take into account the time cost of money in determining Adverse Consequences for purposes of this Section 6. All indemnification payments under this Section 6 shall be deemed adjustments to the Purchase Price.

         Section 6.6. Recoupment by Offset of Holdback. The Buyer shall have the option of recouping all or any part of any Adverse Consequences it may suffer (in lieu of seeking any indemnification which it is entitled under this Section
6) by notifying any Seller that the Buyer is reducing the amounts payable pursuant to Section 2.2(b). Buyer shall no longer be obligated to pay such amounts for which notice has been given.

         Section 6.7. Recoupment by Offset of Additional Consideration . The Buyer shall have the option of recouping all or any part of any Adverse Consequences it may suffer (in lieu of seeking any indemnification to which it is entitled under this Section 6) by notifying any Seller that the Buyer is reducing the amounts payable pursuant to Section 2.2(d). Buyer shall no longer be obligated to pay such amounts for which notice has been given.

         Section  6.8. Other   Indemnification   Provisions.    The   foregoing
indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to the Target or the transactions contemplated by this Agreement. Each of the Sellers hereby agrees that he or it will not make any claim for indemnification against the Target by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

         Section 6.9.  Special  Limitations.   The  obligations  of  a  Party to
indemnify for Adverse  Consequences shall be subject to

the following special limitations:

                  (a) In case any event shall occur that would otherwise entitle either party to assert a Claim for indemnification hereunder, no Adverse Consequences shall be deemed to have been sustained by such party to the extent of (I) any tax savings actually realized by such party with respect thereto that would not have otherwise been realized, or (ii) any payments (by way of contribution, indemnification or otherwise) irrevocably eceived from a third party.

                  (b)  Any  Indemnifying   Party  shall  be  subrogated  to  the
         Indemnified Party's rights of recovery to the extent of any loss satisfied by the Indemnifying Party. The Indemnified party shall execute and deliver such instruments and papers as are necessary to assign such rights and cooperate in the exercise thereof.

                  (c) An Indemnified Party is not entitled to be indemnified for any Adverse Consequences unless and until the aggregate amount of such Adverse Consequences exceeds $20,000, and then for all Adverse Consequences (i.e., if a Party incurs $25,000 in Adverse Consequences, the Indemnifying Party shall pay $25,000).

                  (d) The maximum amount of Adverse Consequences against which an Indemnified Party is entitled to indemnification hereunder is $5,000,000; provided, however, that there shall be no maximum amount of Adverse Consequences against which an Indemnified Party is entitled to indemnification with respect to breaches of representations or warranties relating to Environmental, Health and Safety Requirements or pursuant to Section 6.2(d) hereof. Following the Closing, the Parties shall use commercially reasonable efforts to obtain insurance that covers any dverse Consequences relating to Environmental, Health and Safety Requirements in excess of $5,000,000 and to mutually agree on the terms of such insurance. The Buyer on one hand and the Sellers on the other hand shall equally split the costs of such insurance.


                                   ARTICLE VII

                                  Tax Matters.
                                  ------------

         The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain Tax matters following the Closing Date:

         Section 7.1.   Tax Periods Ending on or Before the Closing Date.

         (a) Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax returns for the Target for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Seller shall reimburse Buyer for Taxes of the Target with respect to such periods within fifteen (15) days after payment by Buyer or the Target of such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Target's balance sheet as of the closing date (the "Closing Balance Sheet").

         (b) Any such Return shall be prepared in a manner consistent with past practice and without a change of any election or accounting method. Sellers shall permit Buyer to review and comment on each such Tax Return described in the preceding sentence at least thirty (30) business days prior to the filing due date (with extensions). If Buyer, within ten (10) days after delivery of any such proposed Return notifies Sellers in writing that Buyer objects to any items in such Return, the parties will negotiate in good faith to resolve such dispute. If the parties fail to resolve such dispute within five (5) business days, the disputed items shall be resolved (within a reasonable time, taking into account the filing deadline of such Return) by a nationally recognized independent accounting firm chosen and mutually acceptable to both Buyers and Sellers. Upon resolution of all such items, the relevant Return shall be adjusted to reflect such resolution and shall be binding upon the parties without further adjustment. The costs, fees and expenses of such accounting firm shall be borne equally by Buyer and the Sellers.

         Section 7.2. Tax Periods Beginning Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Target for Tax periods which begin before the Closing Date and end after the Closing Date. Sellers shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Target. The provisions of Section 7.1(b) shall apply to such Returns.

         Section 7.3. Cooperation on Tax Matters.

                  (a) Buyer, the Target and Sellers shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                  (b) Buyer and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  (c) Buyer and Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

         Section 7.4. Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Target shall be terminated as of the Closing Date and, after the Closing Date, the Target shall not be bound thereby or have any liability thereunder.

         Section 7.5. Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any New York State Gains Tax, New York City Transfer Tax and any similar tax imposed in other states or subdivisions), shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

                                  ARTICLE VIII

                                 Miscellaneous.
                                 --------------

         Section 8.1. Nature of Certain Obligations.

                  (a) The covenants of each of the Sellers in Section 2.1 above concerning the sale of his or its Target Shares to the Buyer and the representations and warranties of each of the Sellers in Section 3.1 above concerning the transaction are several obligations. This means that the particular Seller making the representation, warranty, or covenant will be solely responsible to the extent provided in Section 6 above for any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

                  (b) The remainder of the representations, warranties, and covenants in this Agreement are joint and several obligations of each of Rick Briggs, Rick Briggs 1998 Trust and Fred Frantz. This means that each of Rick Briggs, Rick Briggs 1998 Trust and Fred Frantz will be responsible to the extent provided in Section 6 above for the entirety of any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

         Section 8.2. Press Releases and Public Announcements. No Seller shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer.

         Section 8.3. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         Section 8.4. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         Section 8.5. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Requisite Sellers; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         Section 8.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         Section 8.7. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 8.8. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Sellers:                Copy to:
         ------------------                --------
         c/o Rick Briggs                   Tooze Duden Creamer Frank & Hutcheson
         64 Maple Grove                    333 S.W. Taylor Street
         Springfield, IL  62707            Portland, OR 97204
         Fax:  (217) 585-0239              Fax:  (503) 223-5550
                                           Attn:  Tod A. Northman, Esq.

         If to the Buyer:                  Copy to:
         ----------------                  --------
         Koala Corporation                 Faegre & Benson, LLP
         11600 E. 53rd Avenue, Unit D      2500 Republic Plaza
         Denver CO 80239                   370 17th Street
         Fax:  (303) 770-3934              Denver, CO 80202
         Attn:  Mark Betker                Fax:  (303) 820-0600
                                           Attn:  Douglas R. Wright, Esq.

                  Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         Section 8.9. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

         Section 8.10. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Requisite Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         Section 8.11. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         Section 8.12. Expenses. Each of the Parties and the Target will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that the Target has not borne or will not bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

         Section 8.13. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         Section 8.14. Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         Section 8.15. Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 8.16 below), in addition to any other remedy to which they may be entitled, at law or in equity.

         Section 8.16. Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the City and County of Denver, Colorado, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

         Section 8.17. General Release. Each Seller releases, acquits, and forever discharges the Target, its shareholders, officers, directors, agents, employees, affiliates, licensors, counsel and accountants from any and all past, present or future claims, rights, demands, obligations, actions or causes of action, whether known or unknown arising from such Seller's position as an officer, director, shareholder, employee, agent or licensor of the Target.

         Section 8.18 Legal Counsel. The Parties acknowledge and agree that, in connection with this Agreement and the transactions contemplated hereby, Buyer was represented by Faegre & Benson, LLP and Sheridan Ross PC; the Target, Rick Briggs and the Rick Briggs 1998 Trust were represented by Tooze Duden Creamer Frank & Hutcheson and the remaining Parties were either represented by other counsel or chose not to be represented by legal counsel.

         Section 8.19 Termination of License Agreements. The Parties acknowledge and agree that all license agreements (both written and oral) between the Target and any of the Sellers for Intellectual Property that will be owned by Target of Koala after closing are hereby terminated.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

KOALA CORPORATION                                 RICK BRIGGS 1998 TRUST
                                                  under Declaration of Trust
                                                  dated July 23, 1998

By:                                               ----------------------------
   -------------------------                      Rick Briggs, Trustee
Title:
      ----------------------

----------------------------                      ----------------------------
Rick Briggs                                       Mark Weston


----------------------------                      ----------------------------
Fred Frantz                                       Denise Weston


----------------------------                      ----------------------------
Richard Chaix                                     Brendan Cuddihee


----------------------------                      ----------------------------
Richard Schuder                                   Mark Aragona


----------------------------                      ----------------------------
Shelly Katz                                       Scott Campbell


----------------------------                      ----------------------------
Tom Mallonee                                      Carin Brown


----------------------------                      ----------------------------
Louis Camarata                                    Lynda Reynolds


----------------------------                      ----------------------------
Maureen Lochtefeld                                Diane Schuder